                                                                     EXHIBIT (E)

                      MONTHLY CERTIFICATEHOLDERS' STATEMENT
                          Discover Card Master Trust I
                         Series 1994-3 Monthly Statement
                      Class A Certificate CUSIP #25466KAL3
                      Class B Certificate CUSIP #25466KAM1

Trust Distribution Date: January 15, 1999  Due Period Ending:  December 31, 1998

Pursuant to the Series Supplement dated as of October 20, 1994 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Greenwood Trust Company and U.S. Bank National Association, as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performances of the Trust. The information for the Due Period and the Trust Distribution Date listed above is set forth below:

1.   Payments for the benefit of Series Investors this Due Period (per $1000 of Class Initial Investor Interest)
     -----------------------------------------------------------------------------------------------------------
     Series  1994-3                                     Total              Interest            Principal
         Class A      31 days at 5.725470000%        $4.930265833        $4.930265833        $0.000000000

         Class B      30 days at 7.750000000%        $6.458333333        $6.458333333        $0.000000000

2.   Principal Receivables at the end of the Due Period
     --------------------------------------------------
     (a) Aggregate Investor Interest                          $18,653,104,342.64
         Seller Interest                                       $9,454,017,561.11

         Total Master Trust                                   $28,107,121,903.75

     (b) Group One Investor Interest                          $16,103,104,342.64

     (c) Group Two Investor Interest                           $2,550,000,000.00

     (d) Series 1994-3 Investor Interest                         $789,474,000.00

     (e) Class A Investor Interest                               $750,000,000.00

         Class B Investor Interest                                $39,474,000.00

3.   Allocation of Receivables Collected During the Due Period
     ---------------------------------------------------------

                                                                      Finance Charge           Principal                Yield
                                                                      Collections             Collections             Collections
     (a) Allocation of Collections between Investor and Seller

         Aggregate Investor Allocation.                               $305,843,595.24       $2,723,677,162.01            $0.00

         Seller:                                                       $85,109,264.76         $757,936,946.60            $0.00

     (b) Group One Allocation                                         $264,320,101.02       $2,353,891,445.90            $0.00

     (c) Group Two Allocation                                          $41,523,494.22         $369,785,716.11            $0.00

     (d) Series 1994-3 Allocations                                     $12,855,311.94         $114,482,435.11            $0.00

     (e) Class A Allocations                                           $12,212,585.44         $108,758,661.52            $0.00

         Class B Allocations                                              $642,726.50           $5,723,773.59            $0.00

4.   Information Concerning the Series Principal Funding Accounts ("SPFA")
     ---------------------------------------------------------------------
                            Deposits into the
                               SPFAs This        SPFA     Deposit Deficit    Investment
                               Due Period       Balance       Amount           Income
     Series 1994-3                $0.00         $0.00          0.00            $0.00

5.   Information Concerning Amount of Controlled Liquidation Payments
     ----------------------------------------------------------------
                                                                      Total Payments
                                 Amount Paid       Deficit Amount      Through This
                               This Due Period     This Due Period      Due Period
     Series 1994-3                  $0.00               $0.00              $0.00

6.   Information Concerning the Series Interest Funding Accounts ("SIFA")
     --------------------------------------------------------------------
                                      Deposits Into the
                                         SIFAs This
                                         Due Period         SIFA Balance
     Series 1994-3                     $3,952,635.63               $0.00

7.   Pool Factors
     ------------
                                                         This Due Period
     Class A                                                  1.00000000

     Class B                                                  1.00000000

8.   Investor Charged-Off Amount
     ---------------------------
                                                                      Cumulative
                                                                 Investor Charged-Off
                                             This Due Period            Amount
     (a) Group One                           $100,357,279.92            $0.00

     (b) Group Two                            $15,765,675.46            $0.00

     (c) Series 1994-3                         $4,880,915.73            $0.00

     (d) Class A                               $4,636,884.79            $0.00

         Class B                                 $244,030.94            $0.00

9.   Investor Losses This Due Period
     -------------------------------
                                                                  Per $1,000 of
                                                                Original Invested
                                                       Total        Principal
     (a) Group One                                     $0.00          $0.00

     (b) Group Two                                     $0.00          $0.00

     (c) Series 1994-3                                 $0.00          $0.00

     (d) Class A                                       $0.00          $0.00

         Class B                                       $0.00          $0.00

10.  Reimbursement of Investor Losses This Due Period
     ------------------------------------------------
                                                                  Per $1,000 of
                                                                Original Invested
                                                       Total        Principal
     (a) Group One                                     $0.00          $0.00

     (b) Group Two                                     $0.00          $0.00

     (c) Series 1994-3                                 $0.00          $0.00

     (d) Class A                                       $0.00          $0.00

         Class B                                       $0.00          $0.00

11.  Aggregate Amount of Unreimbursed Investor Losses
     -----------------------------------------------------
                                                                  Per $1,000 of
                                                                Original Invested
                                                       Total        Principal
     (a) Group One                                     $0.00          $0.00

     (b) Group Two                                     $0.00          $0.00

     (c) Series 1994-3                                 $0.00          $0.00

     (d) Class A                                       $0.00          $0.00

         Class B                                       $0.00          $0.00

12.  Investor Monthly Servicing Fee Payable at the end of the Due Period
     -------------------------------------------------------------------
     (a) Group One                                            $27,053,785.01

     (b) Group Two                                             $4,250,000.00

     (c) Series 1994-3                                         $1,315,790.00

     (d) Class A                                               $1,250,000.00

         Class B                                                  $65,790.00

13.  Class Available Subordinated Amount at the end of the Due Period
     ----------------------------------------------------------------
                                                                As a Percentage
                                                                  of Class A
                                                 Total         Invested Amount
     Series 1994-3 Class B                   $78,947,400.00       10.5263%

14.  Total Available Credit Enhancement Amounts
     ------------------------------------------
                                             Shared Amount       Class B Amount
     Maximum Amount                                  $0.00       $39,473,700.00

     Available Amount                                $0.00       $39,473,700.00

     Amount of Drawings on Credit Enhancement
       for this Due Period                           $0.00                $0.00

15.  Delinquency Summary
     -------------------

     End of Due Period Master Trust Receivables Outstanding   $28,518,361,329.71

                         Delinquent Amount     Percentage of Ending
     Payment Status      Ending Balance        Receivables Outstanding
     30-59 days            $808,568,403.91             2.84%

     60-179 days         $1,201,933,922.02             4.21%


                                      U.S. BANK NATIONAL ASSOCIATION
                                      as Trustee

                                   BY:
                                       -----------------------------

                                             Vice President

                     MASTER SERVICER'S CERTIFICATE STATEMENT

                          Discover Card Master Trust I

                         Series 1994-3 Monthly Statement

                                   CREDIT CARD
                            PASS-THROUGH CERTIFICATES

     The undersigned, a duly authorized representative of Greenwood Trust Company ("Greenwood"), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993 (the"Pooling & Servicing Agreement") and the Series Supplement, dated as of October 20, 1994 (the "Series Supplement") by and between Greenwood and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Supplement Discover Card Master Trust I, Series 1994-3 Master Trust Certificates for the Distribution Date occurring on January 15, 1999:

 1.  Greenwood is Master Servicer under the Pooling and Servicing Agreement.

 2.  The undersigned is a Servicing Officer of Greenwood as Master Servicer.

 3.  The aggregate amount of Collections processed during the related Due
     Period is equal to                                                              $3,872,566,968.60

 4.  The aggregate amount of Class A Principal Collections processed during the
     related Due Period is equal to                                                    $108,758,661.52

 5.  The aggregate amount of Class A Finance Charge Collections processed
     during the related Due Period is equal to                                          $12,212,585.44

 6a. The aggregate amount of Class A Principal Collections recharacterized as
     Series Yield Collections during the related Due Period is equal to                          $0.00

 6b. The aggregate amount of Class A Additional Funds for this Distribution
     date is equal to                                                                            $0.00

  7. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

     (a) with respect to the Class A Required Amount Shortfall
         is equal to                                                                             $0.00

     (b) with respect to the Class A Cumulative Investor Charged-Off
         Amount is equal to                                                                      $0.00

     (c) with respect to the Class A Investor Interest is equal to                               $0.00

 8.  The sum of all amounts payable to the Class A Certificateholders on the
     current Distribution Date is equal to                                               $3,697,699.38

 9.  The aggregate amount of Class B Principal Collections processed during the
     related Due Period is equal to                                                      $5,723,773.59

10.  The aggregate amount of Class B Finance Charge Collections processed
     during the related Due Period is equal to                                             $642,726.50

11a. The aggregate amount of Class B Principal Collections recharacterized as
     Series Yield Collections during the related Due Period is equal to                          $0.00

11b. The aggregate amount of Class B Additional Funds for this Distribution
     date is equal to                                                                            $0.00

 12. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

     (a) with respect to the Class B Required Amount Shortfall
         is equal to                                                                             $0.00

     (b) with respect to the Class B Cumulative Investor Charged-Off
         Amount is equal to                                                                      $0.00

     (c) with respect to the Class B Investor Interest is equal to                               $0.00

13.  The sum of all amounts payable to the Class B Certificateholders on the
     current Distribution Date is equal to                                                 $254,936.25

14. Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to Section 16 of the Series Supplement.

       IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of January, 1999.

                           GREENWOOD TRUST COMPANY
                             as Master Servicer

                           By:
                              ------------------------------
                           Vice President, Chief Accounting Officer,
                           and Treasurer